CUSIP No. 97751C100	13G	Page 9 of 9

EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of Prairie Operating Co., dated as of October 8, 2024 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: October 8, 2024

Dan Wilks

By:	/s/ Dan Wilks
Dan Wilks

THRC Holdings, LP

By:	/s/ Dan Wilks
Dan Wilks

THRC Management, LLC

By:	/s/ Dan Wilks
Dan Wilks